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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 7, 1997

                               ANDOVER TOGS, INC.
               (Exact Name of Registrant as Specified in Charter)

           DELAWARE                        0-14674                        13-5677957
(State or Other Jurisdiction of   (Commission File Number)   (I.R.S. Employer Identification Number)
        Incorporation)
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                                  1333 BROADWAY
                            NEW YORK, NEW YORK 10018
               (Address of Principal Executive Offices) (Zip Code)



Registrant's telephone number, including area code       212-244-0700

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ITEM 4.        CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        Andover Togs, Inc. (the "Company") has determined to change its independent accountants. Accordingly, the Company has retained Mahoney Cohen
Rashba & Pokart, CPA, PC as its new accountants (the "New Accountants") to audit its financial statements for the fiscal years ending November 30, 1996 and 1997.
The New  Accountants  replace  the firm of Deloitte & Touche,  LLP (the  "Former
Accountants"), who had audited the Company's financial statements for the fiscal years ending November 30, 1985 through 1995. The decision to change independent accountants was unanimously approved by the Company's Board of Directors, including all members of the Audit Committee of the Board of Directors, on March
7, 1997 (the "Effective Date").

        The audit report of the Former Accountants on the consolidated financial statements of the Company as of and for the fiscal year ended November 30, 1994 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.
On March 19, 1996, before the audit report of the Former Accountants on the consolidated financial statements of the Company as of and for the fiscal year ended November 30, 1995 had been issued, the Company filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy laws (the "Bankruptcy
Proceeding"). At the time of such filing and in the weeks leading up to such filing, due to the Company's then non-compliance with certain provisions of its financing agreements, the Former Accountants had advised the Company that their audit report for the fiscal year ended November, 1995, when issued, would contain a statement regarding the uncertainty of the Company to continue as a going concern. Except as set forth in the preceding sentence, it was not anticipated that the audit report of the Former Accountants on the consolidated financial statements of the Company as of and for the fiscal year ended November
30, 1995, when issued, would contain any adverse opinion or disclaimer of opinion, nor would it be qualified or modified as to uncertainty, audit scope or accounting principles. A letter from the Former Accountants is attached hereto as Exhibit 16 to this Current Report on Form 8-K. The Former Accountants continue to be retained by the Company to prepare and complete the audit report on the consolidated financial statements of the Company as of and for the fiscal year ended November 30, 1995.

        During the Company's two most recently completed fiscal years and the subsequent interim period up to the Effective Date there were no disagreements between the Company and the Former Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which such disagreements, if not resolved to the satisfaction of the Former Accountants, would have caused it to make reference to the matter of disagreement in its report. During the two most recently completed fiscal years and the subsequent interim period up to the Effective Date, the Company has not been advised by the Former Accountants of any of the reportable events listed in
Item 304(a)(1)(v)(A) through (D) of Regulation S-K (the "Regulation").


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        In connection  with the Company's  Bankruptcy  Proceeding and in view of its  significantly  reduced sales  figures,  the Company has  concluded  that it should  retain  the New  Accountants.  At the  time of the  commencement  of the
Bankruptcy Proceeding,  the Former Accountants were creditors of the Company and accordingly,  except to issue their report with respect to the 1995 fiscal year, could not be retained to render  ongoing  services to the Company.  Accordingly, the Company  retained  the New  Accountants  to prepare and  complete  the audit report on the consolidated financial statements of the Company as of and for the fiscal  year ended  November  30, 1996 and for the  upcoming  fiscal year ending
November 30, 1997. During the Company's two most recently completed fiscal years and the interim  period  prior to the  engagement  of the New  Accountants,  the
Company (or someone on its behalf) did not consult the New Accountants regarding either (i) the application of accounting  principles to a specified  transaction either completed or proposed or the type of audit opinion that might be rendered on the Company's  financial  statements;  or (ii) any matter that was either the subject of a  disagreement  (as such term is used in Item  304(a)(1)(iv)  of the
Regulation and the related  instruction to Item 304 of the Regulation) or any of the  reportable  events  listed  in  Item  304(a)(1)(v)(A)  through  (D)  of the
Regulation.











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ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c)  EXHIBITS

      Exhibit No.       Description
      -----------       -----------

      16                Letter from Deloitte & Touche, LLP dated March 19, 1997.










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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ANDOVER TOGS, INC.
                                         (Registrant)


March 19, 1997

                                         By: /s/ William L. Cohen
                                             ------------------------
                                             William L. Cohen,
                                             Chairman, President and
                                             Chief Executive Officer










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